UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 8, 2013 (March 7, 2013)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure set forth below under Item 5.03 with respect to the intention of Sycamore Networks, Inc. (the “Company”) to delist its shares of Common Stock (as defined below) from the NASDAQ Global Select Market is incorporated herein by reference.

Item 3.03: Material Modifications to the Rights of Security Holders

The disclosure set forth below under Item 5.03 with respect to the Dissolution (as defined below) and its effects on the rights of Company stockholders is incorporated herein by reference.

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 7, 2013, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware (the “Certificate of Dissolution”), as contemplated by the Plan of Complete Liquidation and Dissolution previously approved by the Company’s Board of Directors and stockholders. The Certificate of Dissolution, which became effective at 5:00 p.m. Eastern Time on March 7, 2013, provides for the dissolution of the Company under the General Corporation Law of the State of Delaware (the “Dissolution”). For additional information regarding the Dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2012 and its Current Report on Form 8-K filed with the Commission on March 4, 2013.

In connection with the filing of the Certificate of Dissolution, effective as of 5:00 p.m. Eastern Time on March 7, 2013, the Company closed its stock transfer books and discontinued recording transfers of its common stock, $0.001 par value per share (the “Common Stock”). The Common Stock, and stock certificates evidencing the shares of Common Stock, are no longer assignable or transferable on the Company’s books, other than transfers by will, intestate succession or operation of law.

On March 4, 2013, the Company submitted a request to The NASDAQ Stock Market (“NASDAQ”) to (1) suspend trading of the Common Stock on The NASDAQ Global Select Market effective as of the close of trading on March 7, 2013 and (2) suspend the effectiveness of the Company’s NASDAQ trading symbol effective as of the close of trading on March 7, 2013. The Company also notified NASDAQ of its intention to file a Form 25 with the Commission on or about March 15, 2013 to withdraw the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and requested that NASDAQ take the actions necessary to terminate the Company’s NASDAQ listing effective prior to the opening of trading on March 25, 2013.

Upon suspension of trading of the Common Stock on The NASDAQ Global Select Market, shares of Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board or the Pink Sheets. Such trading may reduce the market liquidity of the Common Stock and, as a result, investors may find it more difficult to dispose of, or obtain accurate quotations for the price of, the Common Stock, if they are able to trade the Common Stock at all.

A copy of the Certificate of Dissolution and a copy of the press release issued by the Company on March 8, 2013 announcing the filing of the Certificate of Dissolution are filed herewith as exhibits 4.2 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

4.2	Certificate of Dissolution, as filed by Sycamore Networks, Inc. with the Secretary of State of the State of Delaware on March 7, 2013

99.1	Press Release issued by Sycamore Networks, Inc., dated March 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer,
Vice President, Finance and Administration, and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: March 8, 2013